SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

PROGREEN PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0770

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.	Amendment to Articles of Incorporation and By-Laws.

On July 11, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware providing for changing the name of the Company from ProGreen Properties, Inc. to ProGreen US, Inc. The change of the Company’s name will not become effective until it is approved by the Financial Industry Regulatory Authority as effective for trading purposes in the OTC markets.

A copy of the Certificate of Amendment for the name change, as filed with the Delaware Secretary of State, is filed with this report. Also filed with this report is a copy of the amendment filed with the Delaware Secretary of State on February 9, 2016, increasing the Company’s authorized number of shares of common stock.

Item 7.01.	Regulation FD Disclosure.

Our partners in Mexico, Inmobiliaria Contel, are continuing discussions with several interested clients for sale of the parcel of agricultural land acquired pursuant to our first Joint Venture Agreement signed in February 2016. Contel is also in the process of applying for the water rights and the corresponding permits that are required for a sale of the property.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1f	Certificate of Amendment, filed with the Delaware Secretary of State on February 9, 2016.

3.1g	Certificate of Amendment, filed with the Delaware Secretary of State on July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN PROPERTIES, INC.

Dated: July 12, 2016	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer